UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2009 (April 6, 2009)

ORE PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23317	06-1411336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

610 Professional Drive, Suite 101, Gaithersburg, Maryland	20879
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (240) 361-4400

N/A
(Former name or former address, if changed since last report)

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Item 5.02.     Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2009, the Board of Directors of Ore Pharmaceuticals Inc. (the “Company”) appointed Mark J. Gabrielson as its Principal Financial Officer and Treasurer.  Mr. Gabrielson is 53 years old and is currently the President and Chief Executive Officer and a Director of the Company.  He succeeds Philip L. Rohrer Jr., the Company’s former Chief Financial Officer and Treasurer who was terminated without cause effective March 31, 2009.  Mr. Gabrielson has served as President and Chief Executive Officer of the Company since March 1, 2009 and has served as a Director of the Company since April 2007. From January 2008 until February 2009, Mr. Gabrielson was a founder and Managing General Partner of p-Value Capital LLC, an investment management firm focused on providing capital funding for biotech companies. Mr. Gabrielson also is a co-founder and Director of Pulmatrix Inc., a privately held company that is developing inhalant technologies to help control respiratory infectious disease. From March 2003 until January 2008, Mr. Gabrielson served as the Chief Executive Officer of Pulmatrix Inc. From 1999 until December 2003, Mr. Gabrielson was a founder and Managing Member of Fordyce & Gabrielson LLC, a venture capital firm where he led a series of investments in early stage technology-intensive companies, including Pulmatrix. Mr. Gabrielson holds an A.B. degree from Princeton University.  He will not receive compensation or equity grants in addition to those he already receives as President and Chief Executive Officer for his roles as Principal Financial Officer and Treasurer.

On April 6, 2009, the Board of Directors also appointed Chris T. Dunne, the Company’s current Senior Director of Finance, as its Principal Accounting Officer and Assistant Treasurer.  In connection with this appointment, the Company has agreed to enter into its standard officer indemnification agreement with Mr. Dunne.  Mr. Dunne has been an employee of the Company since September 1996.  His previous employment agreement has been terminated by the Company without cause, effective April 30, 2009.  He is expected to remain employed by the Company until a new Chief Financial Officer is hired pursuant to an agreement providing for his salary and benefits to remain at current levels and pursuant to which he is thereafter expected to serve as a consultant to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORE PHARMACEUTICALS INC.

Date:	April 10, 2009	By:	/s/ Mark J. Gabrielson
Mark J. Gabrielson
Chief Executive Officer